Exhibit 99.1

Paltalk, Inc. Reports Fourth Quarter and Full Year 2021 Financial Results

Annual Revenue Growth of 3% Led to Full Year Net Income of $1.3 Million

Cash Balance of $21.6 Million, Board of Directors Approves a Stock Repurchase Plan

Jericho, NY - March 23, 2022 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc., (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a leading communications software innovator that powers multimedia social applications, today announced financial and operational results for the fourth quarter and year ended December 31, 2021.

Key Financial Highlights for Fourth Quarter Ended December 31, 2021 Compared to Prior Year Period

●	Revenue decreased 9% to $3.1 million, due to the decrease in technology service revenue in the fourth quarter of 2021

●	Subscription revenue remained flat at $3.0 million

●	Advertising revenue increased 18% to $0.1 million

●	Adjusted EBITDA loss of $0.2 million

●	Net (loss) income decreased $0.5 million to ($5) thousand

●	Cash flow from operations was $0.2 million

Key Financial Highlights for Year Ended December 31, 2021 Compared to Prior Year Period

●	Revenue increased 3% to $13.3 million

●	Subscription revenue increased 3% to $12.4 million

●	Advertising revenue increased 39% to $0.5 million

●	Adjusted EBITDA of $1.3 million

●	Net income decreased 3% to $1.3 million

●	Cash flow from operations was $1.3 million

Business Highlights for the Year Ended December 31, 2021

●	Raised gross proceeds of approximately $11.6 million, before deducting underwriting discounts, commissions and other offering expenses, in connection with an underwritten public offering of 1,552,500 shares of common stock (which includes the full exercise of the underwriter’s over-allotment option) at a price to the public of $7.50 per share;

●	Completed an uplist of common stock to The Nasdaq Capital Market;

●	Raised net proceeds of approximately $3.5 million in connection with an underwritten public offering of 1,333,310 shares of common stock (which includes the full exercise of the underwriter’s over-allotment option) at a price to the public of $3.00 per share;

●	Sold approximately 36.9 million Props tokens for total proceeds of $0.9 million;

●	Launched Paltalk Feed message board functionality aimed at increasing user engagement; and

●	Implemented a new rewards program, Paltalk Rewards Points, to grow user engagement with loyalty and retention benefits.

Subsequent Events

●	Selected yellowHEAD, an AI-powered performance marketing company, to lead the Company’s increased marketing efforts for its Camfrog application;

●	Partnered with NoGood, a growth marketing firm, to accelerate user acquisition for the Company’s Paltalk application; and

●	Partnered with Hive Automated Content Moderation Solutions to roll out new content moderation software for increased user experience.

Stock Repurchase Authorization

On March 21, 2022, the Company’s board of directors approved a stock repurchase plan for up to $1.75 million of the Company’s common stock. The plan is effective as of March 29, 2022 and expires on the one-year anniversary of such date. Shares may be repurchased from time-to-time in open market transactions at prevailing market prices, in privately negotiated transactions or by other means in accordance with federal securities laws, including Rule 10b5-1 programs. The timing and number of shares repurchased, if any, will depend on a variety of factors, including price, general market and economic conditions, alternative investment opportunities and other corporate considerations. The stock repurchase plan does not obligate the Company to repurchase any specific number of shares and may be suspended or discontinued at any time.

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “Our quarterly results remain positive and consistent due to our recurring subscription revenue, which makes up the majority of our revenue and has historically provided excellent predictability and visibility for our business. During the fourth quarter of 2021, we raised $11.6 million at $7.50 per share. This capital infusion gives us added flexibility in growing our business organically and potentially through acquisitions, which we continue to explore.”

Katz, continued, “We believe we have entered the next growth phase of our business. During the fourth quarter of 2021, we invested in new marketing tools with a focus on increasing visibility, user engagement, subscribers and customer engagement. We forged new partnerships with marketing agencies in the first quarter of 2022 and they are just now commencing their efforts. We plan to continue this incremental marketing spend with a careful eye on our internal metrics of users, subscribers and engagement, as return on investment (“ROI”) is very important to us. We aim to increase marketing and customer engagement as we carefully manage our capital. We look forward to updating the market and our shareholders with our progress on both internal growth initiatives and potential strategic accretive acquisitions. Additionally, we expect that the new stock repurchase plan recently approved by our Board will enhance our capital allocation strategy by providing additional flexibility to opportunistically repurchase shares at attractive prices. This repurchase plan will help us to deploy corporate resources in a way that increases stockholder value while reinvesting in our business.”

Financial Results for Three Months Ended December 31, 2021

●	Revenue for the three months ended December 31, 2021 decreased by 9% to $3.1 million, compared to $3.4 million for the three months ended December 31, 2020. This decline was almost entirely attributable to the decrease in technology service revenue as a result of the termination of our partnership with Open Props, Inc. (formerly “YouNow”). Subscription revenue decreased 1% and advertising revenue increased 18%;

●	Net income (loss) for the three months ended December 31, 2021 decreased by $0.5 million to a loss of $0.01 million, compared to income of $0.5 million for the three months ended December 31, 2020;

●	Adjusted EBITDA for the three months ended December 31, 2021 decreased by approximately $1.0 million to a loss of $0.2 million, compared to positive EBITDA of $0.8 million for the three months ended December 31, 2020;

●	Cash and cash equivalents totaled $21.6 million at December 31, 2021, an increase of $16.1 million compared to $5.6 million at December 31, 2020; and

●	Currently, the Company has no long-term debt on its balance sheet.

Financial Results for Year Ended December 31, 2021

●	Revenue for the year ended December 31, 2021 increased by 3% to $13.3 million, compared to $12.8 million for the year ended December 31, 2020. This growth was mainly driven by an increase in subscription revenue and advertising revenue;

●	Income from operations for the year ended December 31, 2021 decreased by approximately $0.7 million to $0.5 million, compared to $1.2 million for the same period in 2020. The income from operations for the year ended December 31, 2021 included a non-cash impairment loss on digital tokens of approximately $0.8 million;

●	Net income for the year ended December 31, 2021 remained relatively unchanged at $1.3 million, compared to the year ended December 31, 2020; and

●	Adjusted EBITDA for the year ended December 31, 2021 decreased by $0.7 million to a $1.3 million, compared to $2.0 million the year ended December 31, 2020.

Key Financial and Operating Metrics from Operations (unaudited):

(in thousands, except for percentages)

	Three Months Ended
	December 31,		Change
	2021	2020	$	%
Subscription revenue	$2,958	$2,981	$(23)	(1)%
Advertising revenue	148	126	22	18%
Technology service revenue	3	316	(313)	(99)%
Total revenues	$3,108	$3,422	$(314)	(9)%
Income (loss) from operations	$(10)	$532	$(542)	(102)%
Net income (loss)	$(5)	$531	$(536)	(101)%
Net cash provided by operating activities	$175	$523	$(348)	(67)%
Adjusted EBITDA (a non-GAAP measure)	$(223)	$750	$(973)	(130)%

	Year Ended
	December 31,		Change
	2021	2020	$	%
Subscription revenue	$12,368	$11,966	$402	3%
Advertising revenue	451	325	126	39%
Technology service revenue	455	541	(86)	(16)%
Total revenues	$13,274	$12,832	$442	3%
Income from operations	$519	$1,243	$(724)	(58)%
Net income	$1,324	$1,371	$(47)	(3)%
Net cash provided by operating activities	$1,265	$1,435	$(170)	(12)%
Adjusted EBITDA (a non-GAAP measure)	$1,281	$1,956	$(675)	(35)%

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 14 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the amount and timing of stock repurchases, if any, under the Company’s stock repurchase plan and our ability to enhance stockholder value through such plan; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; the impact of the COVID-19 pandemic on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights;  the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

Brian Loper

ClearThink

bloper@clearthink.capital

347-413-4234

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(5,271)	$531,257	$1,324,106	$1,371,262
Stock compensation expense	31,891	49,101	(35,653)	243,197
Depreciation and amortization expense	84,398	129,861	370,845	571,725
Gain on office lease termination	-	-	-	(141,001)
Impairment loss on digital tokens	9,037	-	765,232	-
Interest expense (income), net	1,719	1,899	(133)	(7,119)
Gain from Sale of Secured Communications Assets	-	-	-	(250,000)
Loss on disposal of property and equipment	-	39,238	-	39,238
Gain on extinguishment of term debt	-	-	(506,500)	-
Realized loss (gain) from sale of digital tokens	(6,774)	-	(307,934)	72,123
Gain on termination of digital tokens payable	(338,553)	-	(338,553)	-
Other expense	-	-	-	56,042
Income tax expense (benefit)	485	(1,313)	9,951	387
Reported Adjusted EBITDA	$(223,068)	$750,043	$1,281,361	$1,955,854

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company Adjusted EBITDA is defined as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, gain on office lease termination, impairment loss on digital tokens, interest expense (income), net, gain from sale of Secured Communications Assets, loss on disposal of property and equipment, gain on extinguishment of term debt, realized gain from sale of digital tokens, gain on termination of digital tokens payable, other expense, and provision for income taxes. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; net loss from discontinued operations; interest income, net; other expense, net; gain on sale of the Dating Services Business; income tax expense from continuing operations; gain on office lease termination; impairment loss on goodwill; gain from sale of Secured Communication Assets; loss on disposal of property and equipment; our working capital requirements; the impairment loss on digital tokens; realized gain (loss) from the sale of digital tokens; the potentially dilutive impact of stock-based compensation; gain on the extinguishment of term debt; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$21,636,860	$5,585,420
Accounts receivable, net of allowances of $3,648 as of December 31, 2021 and 2020, respectively	153,448	71,410

Prepaid expense and other current assets	239,258	236,704
Total current assets	22,029,566	5,893,534
Operating lease right-of-use asset	239,491	68,967
Property and equipment, net	69,599	255,777
Goodwill	6,326,250	6,326,250
Intangible assets, net	196,543	381,210
Digital tokens	7,262	439,145
Digital tokens receivable	-	210,000
Other assets	13,937	13,937
Total assets	$28,882,648	$13,588,820

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,332,632	$742,141
Accrued expenses and other current liabilities	344,441	254,084
Operating lease liabilities, current portion	80,309	68,967
Digital tokens payable	-	123,397
Term debt, current portion	-	338,792
Deferred subscription revenue	1,915,493	2,058,721
Total current liabilities	3,672,875	3,586,102
Operating lease liabilities, non-current portion	159,182	-
Term debt, non-current portion	-	167,708
Total liabilities	3,832,057	3,753,810
Commitments and contingencies (Note 12)
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 and 6,916,404 shares issued and 9,832,157 and 6,906,454 shares outstanding as of December 31, 2021 and 2020, respectively	9,864	6,917
Treasury stock, 31,963 and 9,950 shares as of December 31, 2021 and 2020, respectively	(194,200)	(10,859)
Additional paid-in capital	35,639,910	21,568,041
Accumulated deficit	(10,404,983)	(11,729,089)
Total stockholders’ equity	25,050,591	9,835,010
Total liabilities and stockholders’ equity	$28,882,648	$13,588,820

PALTALK, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2021	2020
Revenues
Subscription revenue	$12,368,008	$11,966,497
Advertising revenue	451,337	325,475
Technology service revenue	454,504	540,700
Total revenue	13,273,849	12,832,672
Costs and expenses
Costs of revenue	2,720,189	2,573,083
Sales and marketing expense	1,170,386	825,069
Product development expense	5,391,819	5,025,482
General and administrative expense	2,706,733	3,166,343
Impairment loss on digital tokens	765,232	-
Total costs and expenses	12,754,359	11,589,977
Income from operations	519,490	1,242,695
Interest income, net	133	7,119
Gain from sale of Secured Communications Assets	-	250,000
Gain on extinguishment of term debt	506,500	-
Realized gain (loss) from the sale of digital tokens	307,934	(72,123)
Other expense	-	(56,042)
Income from operations before provision for income taxes	1,334,057	1,371,649
Expense for income taxes	(9,951)	(387)
Net income	1,324,106	1,371,262

Net income per share of common stock:
Basic	$0.17	$0.20
Diluted	$0.17	$0.20
Weighted average number of shares of common stock used in calculating net income per share of common stock:
Basic	7,766,111	6,884,690
Diluted	7,809,132	6,887,808

PALTALK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$1,324,106	$1,371,262
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation of property and equipment	186,178	325,044
Amortization of intangible assets	184,667	246,681
Amortization of operating lease right-of-use assets	74,416	104,083
Gain on cancellation of office lease	-	(141,001)
Loss on disposal of property and equipment	-	39,238
Gain on extinguishment of digital token liability	(338,553)	-
Impairment loss on digital tokens	765,232	-
Realized (gain) loss from the sale of digital tokens	(307,934)	72,823
Write-off of note receivable	-	56,042
Gain on extinguishment of term debt	(506,500)	-
Stock-based compensation	(35,653)	243,197
Bad debt expense	(3,235)	4,015
Common stock issued for consulting services	-	43,500
Changes in operating assets and liabilities:
Digital tokens	(884,263)	(439,145)
Accounts receivable	(78,803)	55,261
Digital tokens receivable	210,000	(210,000)
Operating lease liability	(74,416)	(107,674)
Digital tokens payable	215,156	123,397
Prepaid expense and other current assets	(2,554)	(219,263)
Other assets	-	16,897
Accounts payable, accrued expenses and other current liabilities	680,848	(378,285)
Deferred subscription revenue	(143,228)	229,228
Net cash provided by operating activities	1,265,464	1,435,300
Cash flows from investing activities:
Proceeds from Secured Communications Assets	-	150,000
Proceeds from the sale of digital tokens	858,848	75,406
Net cash provided by investing activities	858,848	225,406
Cash flows from financing activities:
Borrowings of term debt	-	506,500
Proceeds from issuance of common stock, net of issuance costs	13,919,126	-
Proceeds from Issuance of common stock pursuant to option exercise	8,002	-
Purchase of treasury stock	-	(8,844)
Net cash provided by financing activities	13,927,128	497,656
Net increase in cash and cash equivalents	16,051,440	2,158,362
Balance of cash and cash equivalents at beginning of period	5,585,420	3,427,058
Balance of cash and cash equivalents at end of period	$21,636,860	$5,585,420
Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Modification of operating lease right-of-use asset and liability	$244,940	$-
Issuance of common stock pursuant to cashless option exercises	$38	$-
Treasury stock received from cashless option exercises	$183,341	$-